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                                                                    Exhibit 3.16

                                   Exhibit 1

                     AMENDMENT TO THE BYLAWS OF CHESAPEAKE
                           OUTDOOR ENTERPRISES, INC.

          As of August 31, 1990, the following will replace Article III, Section
14. in its entirety:

                                  ARTICLE III

                              REMOVAL OF DIRECTORS

          Section 14. Unless otherwise restricted by the certificate of incorporation, the By-laws, or by operation of law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors; provided, however, in the event that the holders of a majority of shares vote to remove any director or the entire board of directors, such holders shall provide written notice to those directors to be removed and such removal shall not take effect, nor shall the powers of the incumbent directors be in any way curtailed for a period of thirty (30) days from the date the notice is received by those directors to be removed. During the thirty (30) day period the incumbent directors shall continue to have all powers granted to them by these By-Laws, and in the event of any conflict between this Article III, Section 14, and any other Article or Section of these By-Laws, this Section 14 shall control.

Accepted as Proposed:


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Abel Trust, by its Trustees
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                                   Exhibit 2

          As of August 31, 1990, the following sentence shall be added to
Article VIII, Section 1.:

                     AMENDMENT TO THE BYLAWS OF CHESAPEAKE
                           OUTDOOR ENTERPRISES, INC.


                                  ARTICLE VIII

                                   AMENDMENTS

          Section 1. Any alteration, amendment, or repeal of these By-Laws, including any alteration, amendment or repeal of this Article VIII, Section 1, shall not alter, modify or affect the requirement of Article III, Section 14 that should any director be removed by a majority of shareholders entitled to vote at an election of directors, notice must be provided to those directors to be removed and such removal shall not take effect for thirty (30) days following receipt of said notice.


Accepted as Proposed:



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Abel Trust, by its Trustees
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